UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1 to Form 8-K filed on November 27, 2009)
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 3, 2009
__________________________

NURX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Nevada	0-26694	87-0681500
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18 Technology, Suite 130
Irvine, CA  92618
 (Address of Principal Executive Offices) (Zip Code)

(949) 336-7111
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by the Registrant on November 27, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 3, 2009, the employment of Dr. Rosh Chandraratna, Chief Scientific Officer of NuRx Pharmaceuticals, Inc. (the “Company”), terminated and he became a consultant to the Company.  Dr. Chandraratna will receive compensation at the rate of $100 per hour for consulting services provided to the Company.

Effective October 29, 2009, the Company increased the annual base salary of Dr. Harin Padma-Nathan, President and Chief Executive Officer of the Company, from $220,500 to $325,000 per year, with the increase retroactive to September 24, 2009.  The Board of Directors also approved a new five-year stock option grant to Dr. Padma-Nathan for 500,000 shares exercisable at $0.45 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NURX PHARMACEUTICALS, INC.

Date: November 27, 2009	By:	/s/ Steven Gershick
Steven Gershick
Chief Financial Officer